Exhibit h


                             DISTRIBUTION AGREEMENT

                  THIS AGREEMENT is made as of June 1, 2003, between RYDEX CAPITAL PARTNERS SPHINX FUND (the "Fund"), a Delaware business trust and RYDEX DISTRIBUTORS, INC. (the "Distributor"), a Maryland corporation.

                  WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

                  WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

                                   ARTICLE I

                                 SALE OF SHARES

                  The Fund grants to the Distributor the exclusive right to sell shares of beneficial interest of the Fund ("Shares"), at the public offering price(s) in accordance with the current prospectus and the terms set forth therein, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws"). However, the Fund, in its absolute discretion, may: (a) issue or sell Shares directly to holders of Shares upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; and (b) issue or sell Shares at net asset value in connection with merger or consolidation with, or acquisition of the assets of, other investment companies or similar companies.

                  The Distributor shall have the right to enter into agreements with dealers of its choice for the sale of Shares; provided that the Fund shall approve the form of such agreements. Shares sold to dealers shall be for resale by such dealers only (1) at the public offering price(s) set forth in the prospectus and (2) to "Eligible Investors." The term "Eligible Investor" shall have the meaning ascribed thereto in the registration statement of the Fund filed with the SEC (the "Registration Statement").

                                   ARTICLE II

                              SOLICITATION OF SALES

                  In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to (i) register as a broker or


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dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so, (ii) maintain its registration in any jurisdiction in which it is now registered or (iii) obligate the Distributor to sell any particular number of Shares.

                  The Distributor will not make, nor authorize any dealers or others to make, any sale of Shares to any investor who does not represent to the Fund or the Distributor, or whose dealer does not represent to the Fund or the Distributor, that the investor is an Eligible Investor.

                  In selling Shares for the account of the Fund, the Distributor will conform to the requirements of applicable Federal and State laws and regulations and the Conduct Rules of the National Association of Securities Dealers, Inc.

                  The Distributor will require each dealer to conform to the provisions hereof and of the Registration Statement (and related prospectus) at the time in effect under the 1933 Act with respect to the public offering price of the Shares.

                                  ARTICLE III

                           AUTHORIZED REPRESENTATIONS

                  The Distributor is not authorized by the Fund, nor will the Distributor authorize dealers or others, to give any information or to make any representations other than those contained in the currently effective Registration Statement or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material, as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

                                   ARTICLE IV

                             REGISTRATION OF SHARES

                  The Fund agrees that it will take all action necessary to register Shares under the Federal and State securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares. Each of the foregoing obligations of the Fund shall be fulfilled by the Fund at its own expense.




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                                   ARTICLE V

                                  COMPENSATION

                  The Distributor shall not be entitled to receive compensation from the Fund for providing services hereunder.

                                   ARTICLE VI

                         INDEMNIFICATION OF DISTRIBUTOR

                  The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the Registration Statement, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

                  In no case (i) is the indemnity of the Fund to be deemed to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

                  The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.



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                  The Distributor agrees to notify the Fund promptly of the
commencement of any litigation or proceedings against it or any of its directors or officers, or any other person entitled to indemnification under this Article VI, in connection with the issue and sale of any Shares.

                                  ARTICLE VII

                             INDEMNIFICATION OF FUND

                  The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of the trustees and officers of the Fund and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the Registration Statement, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

                  In no case (i) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

                  The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.



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                  The Fund agrees to notify the Distributor promptly of the
commencement of any litigation or proceedings against it or any of its officers or trustees, or any other person entitled to indemnification under this Article VII, in connection with the issuance or sale of any of its Shares.

                                  ARTICLE VIII

                              CONSEQUENTIAL DAMAGES

                  In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

                                   ARTICLE IX

                                 EFFECTIVE DATE

                  This Agreement shall be effective upon its execution, and, unless terminated as provided herein, shall continue in force for an initial term of two years from the effective date and shall continue in effect from year to year thereafter, provided that such annual continuance is specifically approved, at least annually, in the manner required by the 1940 Act. This Agreement shall automatically terminate in the event of its "assignment," as such term is defined by the 1940 Act and the rules thereunder, unless such automatic termination shall be prevented by an exemptive order or rule of the SEC. This Agreement may at any time be terminated, without penalty, by the Distributor or by the Fund, by a vote of a majority of its trustees or by vote of a majority of the outstanding voting securities of the Fund, upon not less than sixty days' prior written notice to the other party.

                                   ARTICLE X

                                     NOTICES

                  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850, and if to the Distributor, 9601 Blackwell Road, Suite 500, Rockville, Maryland 20850.

                                   ARTICLE XI

                             LIMITATION OF LIABILITY

                  A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the trustees as trustees of the Fund and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of the Fund individually but binding only upon the assets and property of the Fund.



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                                  ARTICLE XII

                          ENTIRE AGREEMENT; AMENDMENTS

                  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

                                  ARTICLE XIII

                                  GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                                  ARTICLE XIV

                               MULTIPLE ORIGINALS

                  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE XV

                                  SEVERABILITY

                  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                  IN WITNESS WHEREOF, the Fund and Distributor have each duly executed this Agreement, as of the day and year above written.


RYDEX CAPITAL PARTNERS SPHINX FUND           RYDEX DISTRIBUTORS, INC.


By:                                          By:
    ------------------------------               ------------------------------

Name:                                        Name:
      ----------------------------                 ----------------------------

Title:                                       Title:
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